Exhibit 4.8

CIRCLE BANCORP
SUBSCRIPTION AGREEMENT

Deliver To:

Pacific Coast Bankers’ Bank
Attention: Impound Account
Circle Bancorp Common Stock Offering
340 Pine Street, Suite 401
San Francisco, CA 94104

The undersigned, having received and read the Prospectus dated [PROSPECTUS DATE] (the “Prospectus”) of Circle Bancorp (the “Company”) relating to the offer and sale (the “Offering”) of a minimum of 1,905,000 and a maximum of  2,860,000 shares of the Company’s no par value common stock (the “Shares”) at a subscription price of $10.50 per Share does hereby subscribe for the number of Shares set forth in the space below, upon the terms and subject to the conditions specified in the Prospectus:

NUMBER OF SHARES SUBSCRIBED FOR (AT $10.50 PER SHARE):	_____________________

TOTAL PURCHASE PRICE ENCLOSED:	$____________________

APPLICATIONS FOR SUBSCRIPTIONS MUST BE RECEIVED BY NOT LATER THAN FIVE O’CLOCK (5:00) P.M., PACIFIC TIME, ON MARCH 15, 2011, THE EXPIRATION DATE OF THE OFFERING (SUBJECT TO EXTENSIONS OR EARLY TERMINATION WITHOUT NOTICE TO SUBSCRIBERS).

Subscriptions are irrevocable and may not be withdrawn without the consent of the Company. The Company may accept or reject this Subscription, in whole or in part, for all or any portion of the Shares subscribed for, as it shall determine in its sole and absolute discretion, and shall notify the subscriber of such determination within twenty (20) days following the close of the Offering. If the Company does not accept all or part of this Subscription, the unaccepted portion of the subscription funds will be returned in full without interest.

Full payment of the Subscription Price for all Shares subscribed for must accompany this Subscription Agreement and must be made payable in United States dollars by money order or check drawn on a bank or branch located in the United States and payable to “Pacific Coast Bankers’ Bank for Circle Bancorp Impound Account.”  Subscribers may also mail in their Subscription Agreement to Pacific Coast Bankers’ Bank (the “Escrow Agent”) and send payment of the Subscription Price by wire transfer of funds to an account maintained by the Escrow Agent for the Company in connection with this Offering at:

Routing/Transit Number	121042484
Online Federal Reserve Bank
Abbreviated Name:	Pac Cst Bkers Bk SF
Credit To:	Pacific Coast Bankers’ Bank
Escrow Agent FBO
Circle Bancorp
Further Credit	Investor Name/Registration – Please Provide
Account Number	001004702

No third-party checks will be accepted.  Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier’s check.

Shares purchased by the undersigned shall be registered as indicated below. (If Shares are to be issued in more than one name, please specify whether ownership is to be as tenants-in-common, joint tenants, community property, etc. If Shares are to be issued in the name of one person for the benefit of another, please specify whether registration is as trustee, indicating the date of the trust instrument and the name(s) of the beneficiary(ies), or as custodian for a minor under 18 years of age under the Uniform Gifts to Minors Act.)

How Shares are to be Registered (please print)		Number of Shares

Social Security Number or Taxpayer I.D. Number		Telephone Number

Mailing Address

City	State	Zip Code

It is agreed that by executing this Subscription Agreement, the undersigned acknowledges and agrees to all terms and conditions of the Offering as contained in the Prospectus. The undersigned acknowledges that the Company reserves the right to accept or reject this Subscription, in whole or in part, and to reduce the number of Shares subscribed for hereunder.

IN WITNESS WHEREOF, I (We) have executed this Subscription Agreement and submitted it along with the full subscription price for all of the Shares to be purchased.

Dated:

Name of Subscriber (please print or type)	Name of Subscriber (please print or type)

Signature of Subscriber	Signature of Subscriber

Special Delivery Instructions:  If the Shares subscribed for are to be delivered to someone other than the above subscriber (such as a bank, broker, trustee, etc.), or to an address different than that shown above, please indicate:

Name	Address

Account Number	City, State, Zip Code

INSTRUCTION:  SUBMIT AN ORIGINAL AND ONE COPY TO THE ESCROW AGENT; RETAIN ONE COPY FOR YOUR FILES.